UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

IDEANOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

114 Broadway, Suite 5116
New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

212-206-1216
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IDEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 16, 2024, the Company received notice from its subsidiary Wireless Advanced Vehicle Electrification, LLC. headquartered in Salt Lake City, UT, of a purchase order from a new customer, a large retail and logistics company. Though the identity of the customer must remain confidential due to contractual terms, this initial purchase order from this customer was deemed material. This initial purchase order represents a value of approximately $500,000. To protect the confidentiality of the customer, contractual terms, and customer specifications, redacted copies of the purchase order and related statement of work are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information furnished under Items 8.01 and 9.01, including Exhibits attached hereto, of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	WAVE Statement of Work with Confidential Customer
10.2	WAVE Purchase Order from Confidential Customer
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEANOMICS, INC.

	By:	/s/ Alfred P. Poor
Date: January 18, 2024	Name: Alfred P. Poor
Title: Chief Executive Officer